                                                                      EXHIBIT 21

SALOMON INC
SUBSIDIARIES OF THE REGISTRANT

Name under which business is conducted    Jurisdiction
- --------------------------------------------------------------


Phibro Energy AG                          Switzerland
 Phibro Energy Futures Limited            United Kingdom
 Phibro Energy (Asia) Pte. Limited        Singapore
 Scanports Shipping Limited               Switzerland
Phibro Energy Clearing, Inc.              Delaware
Phibro Energy International Sales Corp.   Virgin Islands
Phibro Energy Oil, Inc.                   Delaware
Phibro Energy Production, Inc.            Delaware
  White Nights Joint Enterprise (45%
   owned)                                 Russia
Phibro Energy Trading Pte. Limited        Singapore
Phibro Energy USA, Inc.                   Texas
 Phibro Gas Properties, Inc.              Delaware
 Phibro Gas Resources, Inc.               Delaware
 Questor Drilling Corp.                   Delaware
Philipp Brothers, Inc.                    New York
Philipp Brothers Limited                  United Kingdom
Salomon Brothers Holding Company Inc      Delaware
  Loan Participation Holding Corporation  Delaware
    Home Mortgage Access Corporation      Delaware
      Home Mac Mortgage Securities
       Corporation                        District of Columbia
  PB-SB Investments Inc.                  Delaware
  Plaza Clearing Corporation              New York
  Salomon International Finance AG        Switzerland
    Salomon Brothers Asia Limited         Hong Kong
    Salomon Brothers Overseas
     Limited                              Cayman Islands
  Salomon International Limited           Delaware
    Salomon Brothers Europe Limited       United Kingdom
      Salomon Brothers International
       Limited                            United Kingdom
      Salomon Brothers U.K. Limited       United Kingdom
      Salomon Brothers U.K. Equity
       Limited                            United Kingdom
      The Mortgage Corporation
       Group Limited                      United Kingdom
        The Mortgage Corporation
         Limited                          United Kingdom
    Phibro Energy Commodities
     Limited                              United Kingdom

                                                                      EXHIBIT 21
                                                                     (CONTINUED)



Name under which business is conducted    Jurisdiction
- --------------------------------------------------------

Salomon Brothers Holding Company Inc
  (continued)                             Delaware
       Phibro Energy Marketing Limited    United Kingdom
  Salomon Brothers Asset Management Inc   Delaware
  Salomon Brothers Australia Limited      Australia
  Salomon Brothers Canada Holding Co.     Canada
  Salomon Brothers Finanz AG              Switzerland
  Salomon Brothers Hong Kong Futures
   Limited                                Hong Kong
  Salomon Brothers Hong Kong Limited      Hong Kong
  Salomon Brothers Housing Investment     Delaware
  Salomon Brothers Inc                    Delaware
  Salomon Brothers Mortgage Securities
   Inc                                    Delaware
  Salomon Brothers Mortgage Securities
   II Inc                                 Delaware
  Salomon Brothers Mortgage Securities V
   Inc                                    Delaware
  Salomon Brothers Pacific Holding
   Company Inc                            Delaware
  Salomon Brothers Properties Inc         Delaware
  Salomon Brothers Realty Corporation     New York
  Salomon Brothers Services Inc           Delaware
  Salomon Brothers S.A.                   France
  Salomon Brothers Tosca Inc              Delaware
  Salomon Capital Access for Savings
   Institutions, Inc.                     Delaware
      Salomon Capital Access Corporation  Delaware
  Salomon Forex Inc                       Delaware
  Salomon Brothers International
   Operations Inc                         Delaware
  Salomon Brothers International
   Operations Inc (Japan)                 Delaware
  Salomon Brothers Singapore Limited      Hong Kong
  Salomon Plaza Holdings Inc              Delaware
      Plaza Holdings, Inc.                Delaware
  Salomon Brothers Finance Corporation &
   Co. beschrankt haftende KG             Germany
      Salomon Brothers AG                 Germany
  Salomon Swapco Inc                      Delaware
  Salomon Technology Services Inc         New York
  SBSIM, spa                              Italy
Scanports Shipping, Inc.                  Delaware
The S. W. Shattuck Chemical Co., Inc.     Colorado